Exhibit 99.1

For Release November 16, 2006 Contact: Lisa Razo (802) 865-1838

Merchants Bancshares, Inc. Announces Leadership Change

The Board of Directors of Merchants Bancshares, Inc. voted today to approve the appointment of Michael Tuttle, 51, to succeed Joseph Boutin as President and CEO of Merchants Bancshares, Inc., effective on January 1, 2007. The Board also elected Mr. Tuttle as a Director of Merchants, effective January 1, 2007, to serve the remainder of Mr. Boutin's term that expires at Merchants' annual meeting of shareholders in 2009. In addition to this appointment, Mr. Tuttle will continue to serve as President, CEO and Director of Merchants' main operating subsidiary, Merchants Bank.

Raymond C. Pecor, Chairman of the Board of Merchants Bancshares, Inc. commented, "This completes a transition we started last year when Mike was appointed President and CEO of Merchants Bank. Joe and Mike together have led the company through a significant period of development that has benefited our customers, employees and shareholders during the last twelve years. As Joe steps down as holding company President and CEO, the Board of Directors is very pleased that Mike will integrate the roles of Chief Executive Officer for both the Bank and the holding company. The board is very grateful to Joe for his exceptional leadership, and looks forward to continuing to work with Mike."

Mr. Boutin commented, "I've had the pleasure of working with Mike since 1990. His knowledge of our industry, our organization and the Vermont community combined with his work ethic will inure to the benefit of our employees, shareholders and customers."

Mr. Tuttle will integrate responsibility for holding company matters with oversight of the Bank. Mr. Tuttle, a long-time resident of South Burlington, first came to Merchants Bank in 1986 as a Commercial Lender, and served in that position until 1990. He returned to the Bank in February of 1995 as the Senior Commercial Lender, shortly after Mr. Boutin became the President of both Merchants Bank and Merchants Bancshares, Inc. in October of 1994. Mr. Tuttle held the post of Chief Operating Officer from 1996 until the Bank's Board of Directors appointed him President, CEO and Director as of January of 2006.

Mr. Tuttle commented, "Joe's hard work and dedication to our company have earned him the respect of Merchants' employees and our community. We all wish him the very best. I look forward to continuing, in my new role, the work that Joe and I began many years ago."

The continuing mission of Merchants Bank is to provide Vermonters with a true community bank. It fulfills this commitment through a branch-based system that includes 36 bank offices and 43 ATMs throughout Vermont, personal bankers dedicated to top-quality customer service, and streamlined products: FreedomLYNX® Banking, which consists of Free Checking for Life®, a Money Market Account, Free Online Banking and Bill Pay, Overdraft Coverage, Direct Deposit, a Free Debit Card and Free Automated Phone Banking; TimeLYNX® Certificates of Deposit; HomeLYNX® Home Equity Loans; RealLYNX® Residential Mortgages and

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CommerceLYNX® Business Banking. Merchants Bank also includes a trust and investment division, known as Merchants Trust Company, serving individuals and institutions. For more information about Merchants Bank, visit mbvt.com. Merchants' stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC. Equal Housing Lender.

Some of the statements contained in this press release may constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants' current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants' actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this release, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.

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